UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 19, 2007
Date of Report (Date of earliest event reported)

DOUGLAS LAKE MINERALS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50907	98-0430222
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 500 - 602 West Hastings Street Vancouver, British Columbia, Canada	V6B 1P2
(Address of principal executive offices)	(Zip Code)

(604) 488-0855
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

__________

SECTION 8 - Other Events

Item 8.01          Other Events.

On April 19, 2007, Canaco Resources Inc. ("Canaco") (CAN: TSX-V) announced that it has entered into a non-binding letter of intent with Douglas Lake Minerals Inc. ("Douglas Lake") which contemplates the acquisition of Douglas Lake by Canaco pursuant to a plan of arrangement under the Canada Business Corporations Act. It is proposed that the acquisition will be effected by way of a triangular merger whereby Canaco will cause a wholly-owned special purpose subsidiary to be merged into Douglas Lake and Douglas Lake's shareholders will exchange their existing shares of Douglas Lake common stock (the "Douglas Lake Shares") for shares of Canaco common stock (the "Canaco Shares").

Presently, there is no agreement on any terms of the plan of arrangement other than it is understood that in no event will the number of shares issued to the shareholders of Douglas Lake exceed 99.9% of the number of shares of Canaco issued and outstanding immediately prior to the consummation of the proposed transaction. The parties will negotiate in good faith to agree on the definitive terms of a formal agreement, including purchase price, exchange ratio, and due diligence requirements. The plan of arrangement will be made subject to various conditions, including applicable regulatory approval, approval by the stockholders of Douglas Lake and Canaco, and the approval by the Supreme Court of British Columbia of the fairness of the terms and conditions of the exchange of Canaco Shares for Douglas Lake Shares pursuant to the plan of arrangement. Independent valuations and fairness opinions will be completed prior to the development of a formal agreement that will define the proposed transaction. The letter of intent provides that there is a standstill agreement ending June 30, 2007. There is a risk that the parties will not reach an agreement and the transaction will not complete, in which case Canaco has agreed to a two-year standstill arrangement.

Both Canaco and Douglas Lake are emerging junior exploration companies and have previously entered into a Strategic Alliance Agreement to collaborate in the exploration and development of mineral properties in the United Republic of Tanzania.

Together, the companies have exploration assets consisting of 31 properties representing a total 9,788 km2, or 2.1% of the available mineral rights in Tanzania. These properties constitute a wide variety of prospects and mineral potential within the north, northwest and central Tanzania. The mineral potential of the portfolio is predominantly gold focused but also includes diamond, other gemstones and properties with base metal potential.

The Canaco Shares have not been registered under the Securities Act of 1933, as amended, or under any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Canaco's press release expressly provides that it does not constitute an offer to sell or a solicitation of an offer to sell or a solicitation of an offer to buy any of the securities of Canaco or Douglas Lake.

If the parties agree on definitive terms, Douglas Lake intends to file relevant materials with the Securities and Exchange Commission (the "SEC"), including a proxy statement on Schedule 14A (the "Proxy Statement") that Douglas Lake would be required to mail to its stockholders in connection with obtaining stockholder approval of the proposed plan of arrangement. The Proxy Statement will contain important information about the plan of arrangement and related matters. If the Proxy Statement is filed with the SEC, investors and security holders will be able to obtain free copies through the website maintained by the SEC at www.sec.gov.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01          Financial Statements and Exhibits.

(d)       Exhibits.

Submitted herewith:

Exhibit	Description
99.1	News release of Canaco dated April 19, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOUGLAS LAKE MINERALS INC.
DATE: April 19, 2007.	By: /s/ Harp Sangha Harpreet (Harp) Singh Sangha President, Chief Executive Officer and a Director